Capital Group Fixed Income ETF Trust 6455 Irvine Center Drive Irvine, California 92618 (949) 975-5000

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

WALTER R. BURKLEY, Principal Executive Officer, and TROY S. TANNER, Treasurer and Principal Financial Officer of Capital Group Fixed Income ETF Trust (the "Registrant"), each certify to the best of knowledge that:

1)	The Registrant's periodic report on Form N-CSR for the period ended December 31, 2022 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

CAPITAL GROUP FIXED INCOME ETF TRUST	CAPITAL GROUP FIXED INCOME ETF TRUST

_/s/ Walter R. Burkley_____________________	__/s/ Troy S. Tanner________________
Walter R. Burkley, Principal Executive Officer	Troy S. Tanner, Treasurer

Date: February 28, 2023	Date: February 28, 2023

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to CAPITAL GROUP FIXED INCOME ETF TRUST and will be retained by CAPITAL GROUP FIXED INCOME ETF TRUST and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.